EXHIBIT 24.1

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Lisa R. Lundsten, Julie Steinhagen or Diane M. Wold as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Funding Mortgage Securities II, Inc.), to sign this Registration Statement on Form S-3 (including any Pre-effective amendments) and any or all amendments thereto (including post-effective amendments) of Residential Funding Mortgage Securities II, Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                        TITLE                                                 DATE
/s/ Bruce J. Paradis             Director, President and Chief Executive               December 28, 2001
--------------------
Bruce J. Paradis                 Officer (Principal Executive Officer)

/s/ Davee L. Olson               Director and Chief Financial Officer                  December 28, 2001
------------------
Davee L. Olson                   (Principal Financial Officer)

/s/ Jack R. Katzmark             Controller (Principal Accounting Officer)             December 28, 2001
--------------------
Jack R. Katzmark

/s/ David C. Walker              Director                                              December 28, 2001
-------------------
David C. Walker